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                                  THE HARTFORD



                                                      Filed Pursuant To Rule 433
                                           Registration Statement No. 333-130089

                                  $250,000,000
                      5YR 3-MONTH LIBOR FLOATING RATE NOTES

ISSUER:                      Hartford Life Global Funding

RATINGS:                     Aa3/AA-/AA

PRINCIPAL AMOUNT:            $250,000,000

SECURITY TYPE:               Funding Agreement-Backed Floating Rate Notes

LEGAL FORMAT:                SEC Registered

ISSUE PRICE:                 100.000% of principal amount

TRADE DATE:                  January 11, 2007

SETTLEMENT DATE:             January 19, 2007 (T+5)

MATURITY DATE:               January 17, 2012

COUPON:                      3-month LIBOR (Reuters LIBOR01) plus 0.10%

INTEREST PAYMENT DATES:      The 15th of January, April, July and October,
                             commencing on April 16, 2007

DAY COUNT CONVENTION:        Actual/360; Modified Following, Adjusted

INTEREST DETERMINATION DATE: 2 London banking days prior to the first day of the relevant interest period

DENOMINATIONS:               $1,000 x $1,000

CUSIP:                       41659EFK8

LEAD MANAGERS:               J.P. Morgan Securities Inc.
                             Lehman Brothers Inc.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR(R)) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM J.P. MORGAN SECURITIES INC. BY CALLING 1-212-834-4533 OR LEHMAN BROTHERS INC. BY CALLING 1-888-603-5847.